Exhibit 10.33

[Execution]

AMENDMENT NO. 3 AND WAIVER

TO AMENDED AND RESTATED LOAN AGREEMENT

This AMENDMENT NO. 3 AND WAIVER TO AMENDED AND RESTATED LOAN AGREEMENT (this “Amendment”), dated as of March 21, 2005, is entered into by and among Wise Alloys LLC, a Delaware limited liability company (“Alloys”), Wise Recycling, LLC, a Maryland limited liability company (“Recycling” and together with Alloys, each individually a “Barrower” and collectively, “Borrowers”), Wise Metals Group LLC, a Delaware limited liability company (“Group”), Wise Alloys Finance Corporation, a Delaware corporation (“Finance”), Listerhill Total Maintenance Center LLC, a Delaware limited liability company (“Listerhill”), Wise Warehousing, LLC, a Delaware limited liability company (“Warehousing”), Wise Recycling Texas, LLC, a Delaware limited liability company (“Recycling Texas”), Wise Recycling West, LLC, a Delaware limited liability company (“Recycling West” and together with Group, Finance, Listerhill, Warehousing and Recycling Texas, each individually a “Guarantor” and collectively, “Guarantors”), the financial institutions from time to time parties hereto as lenders, whether by execution of this Agreement or an Assignment and Acceptance (each individually, a “Lender” and collectively, “Lenders”), Wachovia Bank, National Association, successor by merger to Congress Financial Corporation, in its capacity as administrative agent for Lenders (in such capacity, “Agent”), and Fleet Capital Corporation in its capacity as documentation agent for Lenders (in such capacity, “Documentation Agent”).

W I T N E S S E T H:

WHEREAS, Agent and Lenders have entered into financing arrangements with Borrowers pursuant to which Agent and Lenders may, upon certain terms and conditions, make loans and advances and provide other financial accommodations to Borrowers as set forth in the Amended and Restated Loan Agreement, dated May 5, 2004, as amended by Amendment No. 1 to Amended and Restated Loan Agreement, dated June 30, 2004, and Amendment No. 2 to Amended and Restated Loan Agreement, dated as of November 10, 2004, (as the same now exists and may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced, the “Loan Agreement”) and the other agreements, documents and instruments referred to therein or any time executed and/or delivered in connection therewith or related thereto, including this Amendment (all of the foregoing, together with the Loan Agreement, as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced, being collectively referred to herein as the “Financing Agreements”);

WHEREAS, Borrowers have requested that Agent and Lenders agree to waive certain events of default under the Loan Agreement, and agree to make certain amendments to the Loan Agreement, and Agent and Lenders are willing to agree to such request, subject to the terms and conditions contained herein;

WHEREAS, the parties hereto desire to enter into this Amendment to evidence and effectuate such amendments and waivers, subject to the terms and conditions and to the extent set forth herein;

NOW, THEREFORE, in consideration of the premises and covenants set forth herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1. Definitions.

(a) Additional Definitions. As used herein, the following terms shall have the meanings given to it below and the Loan Agreement and the other Financing Agreements are hereby amended to include, in addition and not in limitation, the following:

“Adjusted Inventory Loan Limit “shall mean, as to each Borrower, at any time, the amount equal to $87,500,000 (the “Adjusted Base Amount”), minus the then outstanding principal amount of Loans to the other Borrowers (and including Letter of Credit Accommodations to the extent provided in the definition of the term Borrowing Base) based on Eligible Inventory; provided, that, upon the request of Administrative Borrower and the written consent of Agent, Agent may from time to time, in its sole discretion, increase the Adjusted Base Amount to an amount not to exceed $92,500,00; provided, further, that in no event shall the aggregate amount of the Adjusted Inventory Loan Limit of all the Borrowers exceed the aggregate amount of the Inventory Loan Limit of all Borrowers by more than $7,500,00 at any time.

(b) Amendments to Definitions. Each reference to the term “Adjusted Excess Availability” in the Loan Agreement and the other Financing Agreements is hereby amended so that the amount of Adjusted Excess Availability shall be determined with regard to the Adjusted Inventory Loan Limit in lieu of the Inventory Loan Limit.

(c) Interpretation. Capitalized terms used herein which are not otherwise defined herein shall have the respective meanings ascribed thereto in the Loan Agreement.

2. Minimum EBITDA. Notwithstanding anything to the contrary contained in the Loan Agreement and the other Financing Agreements, Borrowers and Guarantors shall not be required to comply with the terms of Section 9.17 of the Loan Agreement for the periods ending February 28, 2005 and March 31, 2005.

3. Minimum Debt Service Ratio. Notwithstanding anything to the contrary contained in the Loan Agreement and the other Financing Agreements, Borrowers and Guarantors shall not be required to comply with the terms of Section 9.18 of the Loan Agreement for the periods ending February 28, 2005 and March 31, 2005.

4. Waiver. (a) Subject to the terms and conditions set forth herein, Agent and Lenders hereby waive the Events of Default under Section 10.1(a)(iii) of the Loan Agreement arising from the failure of Borrowers and Guarantors to comply with (i) the terms of Section 9.17 of the

Loan Agreement for the periods ending December 31, 2004 and January 31, 2005 and (ii) the terms of Section 9.18 of the Loan Agreement for the period ending January 31, 2005 (collectively, the “Acknowledged Events of Default”).

(b) Agent and Lenders have not waived, are not by this Amendment waiving, and have no intention of waiving any Event of Default which may have occurred on or prior to the date hereof, whether or not continuing on the date hereof, or which may occur after date hereof (whether the same or similar to the Acknowledged Events of Default or otherwise), other than the Acknowledged Events of Default. The foregoing waiver shall not be construed as a bar to or a waiver of any other further Event of Default on any future occasion, whether similar in kind or otherwise and shall not constitute a waiver, express or implied, of any of the rights and remedies of Agent or any Lender arising under the terms of the Loan Agreement or any other Financing Agreements on any future occasion or otherwise.

5. Amendment Fee. In addition to all other fees, charges, interest and expenses payable by Borrowers to Agent and Lenders under the Loan Agreement and the other Financing Agreements, Borrowers shall pay to Agent, for ratable benefit of each Lender that delivers to Agent its written consent to this Amendment on or before March 21, 2005, an amendment fee in the amount of $75,000, which fee shall be due and payable on the effective date hereof. Such amendment fee shall be fully earned as of the date hereof and may be charged to any loan account of Borrowers.

6 . Additional Representation, Warranties and Covenants. Borrowers and Guarantors, jointly and severally, represent, warrant and covenant with and to Agent and Lenders as follows, which representations, warranties and covenants are continuing and shall survive the execution and delivery hereof, and the truth and accuracy of, or compliance with each, together with the representations, warranties and covenants in the other Financing Agreements, being a continuing condition of the making of Loans by Lenders to Borrowers:

(a) This Amendment has been duly authorized, executed and delivered by all necessary action on the part of each Borrower and Guarantor which is a party hereto and, if necessary, their respective members or stockholders, as the case may be, and is in full force and effect as of the date hereof, as the case may be, and the agreements and obligations of Borrowers and Guarantors contained herein constitute legal, valid and binding obligations of Borrowers and Guarantors enforceable against them in accordance with their terms, except as such enforceability may be limited by (i) bankruptcy, insolvency, reorganization, moratorium or similar laws of general applicability affecting the enforcement of creditors’ rights and (ii) the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(b) As of the date hereof, all of the representations and warranties set forth in the Loan Agreement and the other Financing Agreements are true and correct in all material respects on and as of the date hereof as if made on the date hereof, except to the extent any such representation or warranty is made as of a specified date, in which case such representation or warranty shall have been true and correct as of such date.

(c) As of the date hereof and after giving effect to the provisions of Section 4 hereof, no Default or Event of Default exists or has occurred and is continuing.

(d) Neither the execution, delivery and performance of this Amendment or any other Financing Agreements in connection therewith, nor the consummation of any of the transactions contemplated herein or therein (i) are in contravention of law or any indenture, agreement or undertaking (including the Indenture) to which any Borrower or Guarantor is a party or by which any Borrower or Guarantor or its property are bound or (ii) violates any provision of the Certificate of Incorporation or By-Laws or other governing documents of any Borrower or Guarantor.

7 . Conditions Precedent. The provisions contained herein shall be effective as of the date hereof, but only upon the satisfaction of each of the following conditions precedent, in a manner satisfactory to Agent:

(a) Agent shall have received an original of this Amendment, duly authorized, executed and delivered by Borrowers, Guarantors and the Required Lenders; and

(b) no Default or Event of Default shall have occurred and be continuing (after giving effect to the provisions of Section 4 hereof).

8 . Effect of this Amendment; Entire Agreement. Except as expressly set forth herein, no other changes or modifications to the Financing Agreements are intended or implied, and in all other respects the Financing Agreements are hereby specifically ratified, restated and confirmed by all parties hereto as of the date hereof. This Amendment and any instruments or documents delivered or to be delivered in connection herewith, represent the entire agreement and understanding concerning the subject matter hereof and thereof between the parties hereto, and supersede all other prior agreements, understandings, negotiations and discussions, representations, warranties, commitments, proposals, offers and contracts concerning the subject matter hereof, whether oral or written. To the extent of conflict between the terms of this Amendment and the other Financing Agreements, the terms of this Amendment shall control. The Loan Agreement and this Amendment shall be read and construed as one agreement.

9 . Further Assurances. The parties hereto shall execute and deliver such additional documents and take such additional action as may be reasonably necessary or desirable to effectuate the provisions and purposes of this Amendment.

10 . Governing Law. The validity, interpretation and enforcement of this Amendment and any dispute arising out of the relationship between the parties hereto whether in contract, tort, equity or otherwise, shall be governed by the internal laws of the State of New York but excluding any principles of conflicts of law or other rule of law that would cause the application of the law of any jurisdiction other than the laws of the State of New York.

11 . Binding Effect. This Amendment shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors and assigns.

12 . Headings. The headings listed herein are for convenience only and do not constitute matters to be construed in interpreting this Amendment.

13 . Counterparts. This Amendment may be executed in any number of counterparts, but all of such counterparts shall together constitute but one and the same agreement. In making proof of this Amendment, it shall not be necessary to produce or account for more than one counterpart thereof signed by each of the parties hereto. This Amendment may be executed and delivered by telecopier with the same force and effect as if it were a manually executed and delivered counterpart.

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IN WITNESS WHEREOF, Agent, Lenders, Borrowers and Guarantors have caused this Amendment to be duly executed as of the day and year first above written.

BORROWERS

WISE ALLOYS LLC

By:	/s/ Danny Mendelson
Title:	Chief Financial Officer

WISE RECYCLING, LLC

By:	/s/ Danny Mendelson
Title:	President

GUARANTORS

WISE METALS GROUP LLC

By:	/s/ Danny Mendelson
Title:	Chief Financial Officer

WISE ALLOYS FINANCE CORPORATION

By:	/s/ Danny Mendelson
Title:	Chief Financial Officer

LISTERHILL TOTAL MAINTENANCE CENTER LLC

By:	/s/ Danny Mendelson
Title:	Chief Financial Officer

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WISE RECYCLING TEXAS, LLC

By:	/s/ Danny Mendelson
Title:	President

WISE WAREHOUSING, LLC

By:	/s/ Danny Mendelson
Title:	President

WISE RECYCLING WEST, LLC

By:	/s/ Danny Mendelson
Title:	President

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AGENT

WACHOVIA BANK, NATIONAL ASSOCIATION, successor by merger to Congress Financial Corporation, as Agent

By:	/s/ James O’Connell
Title:	Assistant Vice President

DOCUMENTATION AGENT

FLEET CAPITAL CORPORATION, as Documentation Agent

By:	/s/ Robert Anchundia
Title:	Vice President

LENDERS

WACHOVIA BANK, NATIONAL ASSOCIATION, successor by merger to Congress Financial Corporation

By:	/s/ James O’Connell
Title:	Assistant Vice President

FLEET CAPITAL CORPORATION

By:	/s/ Robert Anchundia
Title;	Vice President

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RZB FINANCE LLC

By:	/s/ Eric Salat
Title:	GROUP VICE PRESIDENT

By:	/s/ Griselda Alvizo
Title:	Vice President

UPS CAPITAL CORPORATION

By:	/s/ John P. Holloway
Title:	Director of Portfolio Management